UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2015

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2015, Kimco Realty Corporation (the “Company”) entered into an Equity Sales Agreement (the “Agreement”) with each of Citigroup Global Markets Inc., Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Agents”). Pursuant to the Agreement, the Company may issue and sell, from time to time, shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $500 million (the “Shares”). The Agents will act as the Company’s sales agents in connection with any offerings of Shares pursuant to the Agreement. The Company may also sell Shares to an Agent as principal for its own account, at a price and discount to be agreed upon at the time of sale pursuant to a separate terms agreement.  The Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The sales, if any, of the Shares under the Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or as otherwise agreed to with the applicable Sales Agent. The Company shall specify to the applicable Agent the maximum number of Shares to be sold and the minimum price per Share below which sales may not be made.  The Company is not obligated to sell any Shares under the Agreement.

The Company will pay the applicable Agent a commission not to exceed 2% of the gross sales price of the Shares sold through it as agent under the Agreement and will reimburse the Agents for certain customary expenses incurred in connection with their services under the Agreement. The Company intends to use any net proceeds from the sale of the Shares from time to time for general corporate purposes, including, without limitation, the funding of future acquisitions, the funding of development and redevelopment costs, the redemption, from time to time, of depositary shares representing one or more class or series of the Company’s preferred stock and the reduction, from time to time, of the Company’s outstanding indebtedness, including borrowings under the Company’s revolving credit facility.

On February 27, 2015, Venable LLP delivered its legality opinion with respect to the Shares to be issued pursuant to the Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2015 (File No. 333-202389) (the “Registration Statement”). In connection with the offering contemplated by the Agreement, on February 27, 2015 the Company also filed with the SEC a supplement to the prospectus included in the Registration Statement.

Item 8.01.           Other Events.

On February 27, 2015, the Company filed with the SEC a prospectus supplement to the base prospectus contained in the Registration Statement relating to 1,000,000 shares of the Company’s common stock that may be offered pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan.

On February 27, 2015, Venable LLP delivered its legality opinion with respect to the Shares to be issued pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan.  A copy of the legality opinion is attached hereto as Exhibit 5.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
1.1

Equity Sales Agreement, dated February 27, 2015, among the Company, Citigroup Global Markets Inc., Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP, with respect to the legality of the securities being registered.
5.2	Opinion of Venable LLP, with respect to the legality of the securities being registered.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Venable LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: February 27, 2015	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Equity Sales Agreement, dated February 27, 2015, among the Company, Citigroup Global Markets Inc., Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP, with respect to the legality of the securities being registered.
5.2	Opinion of Venable LLP, with respect to the legality of the securities being registered.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Venable LLP (included in Exhibit 5.2).